UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A 7

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2010

Tiger Oil and Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

7230 Indian Creek Ln. Ste. 201 Las Vegas, NV	89149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (702) 839-4029

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

Utec, Inc. formed Tiger Oil and Energy, Inc. as a wholly owned subsidiary on August 20, 2010. Tiger Oil and Energy, Inc. had no operations, business plan or activity of any kind.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “Exchange Agreement”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

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On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

On October 29, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy. The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal. The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “Exchange Agreement”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

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On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

On October 29, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy. The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal. The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

Tiger Oil and Energy, Inc. Business

The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. Currently both these wells are shut-in and we will be evaluating these wells as to cost of putting back into production versus the cost.

On February 9th, 2011, - Tiger Oil and Energy, acquired a 100% interest in three Oil and Gas leases totaling 400 acres in Southern Kansas, comprised of three historically productive properties. Tiger’s Geologist has reviewed the Holman #2, #3, #4, and #5; the Adams #1 and the Glasse wells commonly known as the Wise #1 and Roberts #1 and have recommended a 7 well exploration and production study. All the leases acquired by the parties covering lands within the prospect area are owned 100% by TGRO with an undivided eighty-one and one-half percent (81.5%) working interest in the oil and gas leases described. The Company issued a Note and 250,000 shares of its common stock in the acquisition. We will require an investment of $400,000 to initiate putting these wells back into production. Management believes this can be accomplished and is considering various options to acquire this funding, but has not yet entered into an agreement to do so.

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for a total of $1,000 cash.

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The company will continue to evaluate shut in wells in the states of Kansas and Oklahoma with intention of putting historically productive wells back into production at the least cost. We will then need to enter into private placement agreements to fund the programs.

Section 5.06 -Change in Shell Company Status

The Company was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. It is the determination of management that at the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink and the Company ceased to be a “shell company”.

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “Exchange Agreement”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

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On October 29, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy. The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal. The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. These wells are shut-in and produce no revenue.

On February 9th, 2011, - Tiger Oil and Energy, acquired a 100% interest in three Oil and Gas leases totaling 400 acres in Southern Kansas, comprised of three historically productive properties. Tiger’s Geologist has reviewed the Holman #2, #3, #4, and #5; the Adams #1 and the Glasse wells commonly known as the Wise #1 and Roberts #1 and have recommended a 7 well exploration and production study. All the leases acquired by the parties covering lands within the prospect area are owned 100% by TGRO with an undivided eighty-one and one-half percent (81.5%) working interest in the oil and gas leases described. The Company issued a Note and 250,000 shares of its common stock in the acquisition.

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for a total of $1,000 cash.

Tiger Oil and Energy, Inc. Risk Factors

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

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Risks Related to our Business and Industry

The duration or severity of the current global economic downturn and disruptions in the financial markets, and their impact on us, are uncertain.

The oil and gas industries generally are highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences. The recent global economic downturn, coupled with the global financial and credit market disruptions, have had a historic negative impact on the oil and gas industry. These events have contributed to an unprecedented decline in crude oil and natural gas prices, weak end markets, a sharp drop in demand, increased global inventories, and higher costs of borrowing and/or diminished credit availability. While we believe that the long-term prospects for oil and gas remain bright, we are unable to predict the duration or severity of the current global economic and financial crisis. There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions will be sufficient. A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition or results of operations.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history in the oil and gas industry. As such, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects. We may not be able to achieve a similar growth rate in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. Our success is significantly dependent on meeting business objectives. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable resources or operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We have incurred losses in prior periods and may incur losses in the future.

We have incurred net losses in prior periods. No assurance can be given that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

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If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing stockholders may suffer substantial dilution.

We will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with our exploration activities. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable resources, we will require additional funds in order to begin commercial production. Obtaining additional financing will be subject to market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to further our operations, implementation of our business plan may fail or be delayed. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report on our December 31, 2010 financial statements expressed an opinion that the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern and that the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. These conditions raise substantial doubt about our ability to continue as a going concern. If we do not obtain additional funds there is the distinct possibility that we will no longer be a going concern and will cease operation which means any persons purchasing shares will loss their entire investment in our Company.

We may not be able to achieve our financial projections which may have an adverse effect on our business objectives and stock price.

The operating and financial information contained in any projected financial data that may have been furnished to investors have been prepared by management of the Company based upon its goals and objectives for the future performance and various assumptions concerning future phenomena. In addition, the Company’s projected results are dependent on the successful implementation of management’s business and growth strategies and are based on hypothetical assumptions and events over which the Company has only partial or no control. While management believes that its goals and objectives are reasonable and achievable, no assurance can be given that they will be realized. The selection of assumptions underlying the projected information required the exercise of judgment by, and represent the opinions and beliefs of, the Company’s management. Others may have different opinions and beliefs. In addition, the projections have not been compiled, reviewed or examined by any independent public accountants and were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or with the guidelines established by the American Institute of Certified Public Accountants regarding projections. Moreover, the Company’s projections are subject to uncertainty due to the effects that economic, legislative, political or other changes may have on future events. Changes in the facts or circumstances underlying such assumptions could materially and adversely affect the projections. To the extent assumed events do not materialize, actual results may vary substantially from the projected results. As a result, no assurance can be given that the Company will achieve the operating or financial results set forth in its financial projections and, accordingly, investors are cautioned about placing undue reliance thereon.

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Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring viable leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Oil and gas exploration are highly speculative ventures and it is highly probable that no reserves will be discovered and any funds spent on exploration will be lost.

Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil reservoirs. The wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in those wells. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that crude is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

●	unexpected drilling conditions;

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●	pressure or irregularities in formations;

●	equipment failures or accidents;

●	mechanical difficulties, such as lost or stuck oil field drilling and service tools;

●	fires, explosions, blowouts and surface cratering;

●	uncontrollable flows of oil and formation water;

●	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;

●	other adverse weather conditions; and

●	increase in the cost of, or shortages or delays in the availability of, drilling rigs and equipment.

Certain future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Our future operating revenue is dependent upon the performance of our leased properties.

Our future operating revenue depends upon our ability to profitably operate our existing leased properties by drilling and completing wells that produce commercial quantities of oil and gas and our ability to expand our operations through the successful implementation of our plans to explore, acquire and develop additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. No assurance can be given that we can produce sufficient revenue to operate our existing properties or acquire additional oil and gas producing properties and leases. We may not discover or successfully produce any recoverable reserves in the future, or we may not be able to make a profit from the reserves that we may discover. In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained. Such options would possibly include debt financing, sale of equity interests in our Company, joint venture arrangements, or the sale of oil and gas interests. If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations. If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

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The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oil field services and equipment has risen, and the costs of these services and equipment are increasing. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in areas where we operate, we could be materially and adversely affected.

Market factors in the oil and gas business are out of our control and so we may not be able to profitably sell any reserves that we find.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our Company not receiving an adequate return on invested capital.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

We will compete with other exploration companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent upon our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as oil or gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

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We depend on the skill, ability and decisions of third party operators to a significant extent which could have a material effect on our operations.

The success of the drilling, development and production of the properties in which we have or expect to have a working interest is substantially dependent upon the decisions of such third-party operators and their diligence to comply with various laws, rules and regulations affecting such properties. The failure of any third-party operator to make decisions, perform their services, discharge their obligations, deal with regulatory agencies, and comply with laws, rules and regulations, including environmental laws and regulations in a proper manner with respect to properties in which we have an interest could result in material adverse consequences to our interest in such properties, including substantial penalties and compliance costs. Such adverse consequences could result in substantial liabilities to us or reduce the value of our properties, which could negatively affect our results of operations.

Our operations involve substantial costs and are subject to various economic risks.

Our operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. The cost and length of time necessary to produce any reserves may be such that it will not be economically viable. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. We also face the risk that the resources located may be less than anticipated, that we will not have sufficient funds to successfully extract such resources, that we will not be able to market the resources due to a lack of a market and that fluctuations in market prices will make development of those leases uneconomical. This could result in a total loss of our investment.

Title to the properties in which we have an interest may be impaired by title defects.

No assurance can be given that we will not suffer a monetary loss from title defects or title failure. Additionally, undeveloped acreage has greater risk of title defects than developed acreage. If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss.

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We are subject to risks arising from the failure to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete. It generally is not feasible to review in depth every individual property involved in each acquisition. Ordinarily, we will focus our review efforts on the higher-value properties and will sample the remainder, and depend on the representations of previous owners. However, even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we often assume certain environmental and other risks and liabilities in connection with acquired properties. There are numerous uncertainties inherent in estimating quantities of proved oil reserves and actual future production rates and associated costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates.

A substantial or extended decline in oil and gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.

Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control. Those factors include:

●	the domestic and foreign supply of oil and natural gas;

●	the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;

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●	political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;

●	the level of consumer product demand;

●	the growth of consumer product demand in emerging markets, such as China and India;

●	weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;

●	domestic and foreign governmental regulations and other actions;

●	the price and availability of alternative fuels;

●	the price of foreign imports;

●	the availability of liquid natural gas imports; and

●	worldwide economic conditions.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste, unitization and pooling of properties and other matters. These laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells, which could limit our revenues.

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Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any of the following ways:

●	from a well or drilling equipment at a drill site;

●	from gathering systems, pipelines, transportation facilities and storage tanks;

●	damage to oil wells resulting from accidents during normal operations; and

●	blowouts, cratering and explosions.

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by the former operators.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules and regulations is expected to remain substantial. No assurance can be given that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

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Tiger Oil and Energy, Inc. Business

The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. These wells are shut-in and produce no revenue.

On February 9th, 2011, - Tiger Oil and Energy, acquired a 100% interest in three Oil and Gas leases totaling 400 acres in Southern Kansas, comprised of three historically productive properties. Tiger’s Geologist has reviewed the Holman #2, #3, #4, and #5; the Adams #1 and the Glasse wells commonly known as the Wise #1 and Roberts #1 and have recommended a 7 well exploration and production study. All the leases acquired by the parties covering lands within the prospect area are owned 100% by TGRO with an undivided eighty-one and one-half percent (81.5%) working interest in the oil and gas leases described. The Company issued a Note and 250,000 shares of its common stock in the acquisition.

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for cash.

The Company currently has no promoters and has no parent. From February 1, 2011 to May 30, 2011 Evian Investor Relations, provided investor relations services to the company.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

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We also compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We also compete with other mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Government Regulations

Our oil and gas exploration and future production operations are subject to various federal, state, and local laws and regulations governing prospecting, exploration, development, production, labor standards, occupational health and safety, control of toxic substances and emissions into the environment, storage and disposition of hazardous wastes and other matters involving environmental protection and employment. United States environmental protection laws address the maintenance of air and water quality standards, the preservation of threatened and endangered species of wildlife and vegetation, the preservation of certain archaeological sites, reclamation, and limitations on the generation, transportation, storage, and disposal of solid and hazardous wastes, among other things. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. There can be no assurance that all the required permits and governmental approvals necessary for any oil and gas exploration project with which we may be associated can be obtained on a timely basis, or maintained. Delays in obtaining or failure to obtain government permits and approvals may adversely impact our operations. The regulatory environment in which we operate could change in ways that would substantially increase costs to achieve compliance. In addition, significant changes in regulation could have a material adverse effect on our operations or financial position.

Regulation of production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. Such regulations govern conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

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The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental, health and safety regulation

Our operations are subject to stringent and complex federal, state, local and provincial laws and regulations governing environmental protection, health and safety, including the discharge of materials into the environment. These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;
•	restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling, production and transportation activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wet lands and other protected areas; and
•	require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental, health and safety laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs.

The following is a summary of some of the material existing environmental, health and safety laws and regulations to which our business operations are subject.

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Waste handling.

The Resource Conservation and Recovery Act, or “RCRA”, and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or “EPA”, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA’s non-hazardous waste provisions. However, it is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

Comprehensive Environmental Response, Compensation and Liability Act.

The Comprehensive Environmental Response, Compensation and Liability Act, or “CERCLA”, also known as the Superfund law, imposes joint and several liability, without regard to fault or legality of conduct, in connection with the release of a hazardous substance into the environment. Persons potentially liable under CERCLA include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance to the site where the release occurred. Under CERCLA, such persons may be subject to joint and several liabilities for the costs of cleaning up the hazardous substances that have been released into the environment, damages to natural resources and the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

We lease, and may in the future operate, numerous properties that have been used for oil and natural gas exploitation and production for many years. Hazardous substances may have been released on, at or under the properties owned, leased or operated by us, or on, at or under other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of our properties have been or are operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances were not under our control. These properties and the substances disposed or released on, at or under them may be subject to CERCLA, RCRA and analogous state laws. In certain circumstances, we could be responsible for the removal of previously disposed substances and wastes, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination. In addition, federal and state trustees can also seek substantial compensation for damages to natural resources resulting from spills or releases.

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Water discharges.

The Federal Water Pollution Control Act, or the “Clean Water Act”, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including oil and other substances generated by our operations, into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The Safe Drinking Water Act, or “SDWA”, and analogous state laws impose requirements relating to underground injection activities. Under these laws, the EPA and state environmental agencies have adopted regulations relating to permitting, testing, monitoring, record keeping and reporting of injection well activities, as well as prohibitions against the migration of injected fluids into underground sources of drinking water.

Air emission.

The Federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition, EPA and certain states have developed and continue to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the Federal Clean Air Act and analogous state laws and regulations.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol, and Congress has not acted upon recent proposed legislation directed at reducing greenhouse gas emissions. However, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The oil and natural gas industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our future operations.

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Health safety and disclosure regulation.

We are subject to the requirements of the federal Occupational Safety and Health Act, or “OSHA” and comparable state statutes. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

We expect to incur capital and other expenditures related to environmental compliance. Although we believe that our compliance with existing requirements will not have a material adverse impact on our financial condition and results of operations, no assurance can be given that the passage of more stringent laws or regulations in the future will not have a negative impact on our financial position or results of operation.

The Company is not the operator but a working interest holder. The operator of the producing leases would carry liability insurance that would cover regulatory compliance.

Legal Proceedings

There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the registrant or any of its subsidiaries is a party or of which any of their property is the subject

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s common stock trades on the Over-The-Counter Bulletin Board (OTC:BB) under the symbol TGRO. The following table shows the high and low trading prices for the past two years.

	2009		2010
	High	Low	High	Low
Qtr 1	0.20	0.01	0.01	0.05
Qtr 2	0.01	0.01	0.01	0.05
Qtr 3	0.01	0.01	0.01	0.05
Qtr 4	0.01	0.01	0.05	0.25

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We did not make any dividend payments during the fiscal years ended December 31, 2010 or 2009 and have no plans to pay dividends in the foreseeable future. We did not repurchase any shares of our common stock during the fiscal year ended December 31, 2010 or 2009.

Transfer Agent: Empire Stock Transfer Co., 1859 Whitney Mesa Dr., Henderson, NV 89014

The Company did not make any repurchases of its securities during the year ended December 31, 2010.

The Company had 110 common shareholders and 21 preferred shareholders as of August 4, 2011.

Description of Registrant’s Securities

	Authorized and Issued Stock Number of Shares at Nov. 22, 2010
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	74,000,000	44,118,159
Preferred stock, $0.001 par value per share	1,000,000	42,013

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting. Each share of our preferred stock entitles the owner to 2,500 votes.

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Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Shares of our preferred shares can be converted two common for one preferred.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a) 20 to 33 1/3%,

b) 33 1/3 to 50%, or

c) more than 50%.

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A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

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c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “ Company ”), entered into an Exchange Agreement (the “ Exchange Agreement ”) with Jett Rink Oil, LLC, a Kansas limited liability company (“ Jett Rink ”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States. The shares were issued under the exemption provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

Utec, Inc. formed Tiger Oil and Energy, Inc. as a wholly owned subsidiary on August 20, 2010. Tiger Oil and Energy, Inc. had no operations, business plan or activity of any kind.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

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The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “ Company ”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“ Jett Rink ”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “ Exchange Agreement ”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

On October 29, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy.

Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2010 that appear elsewhere in this 8K. This 8K contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section.

Going Concern

The future of our company is dependent upon its ability to obtain financing. Management has plans to seek additional capital through private placements and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Background

The Company has recently consummated a voluntary share exchange transaction between the Company on one hand and Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, on the other hand, pursuant to which the Company has acquired from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock and Jett Rink has become a wholly-owned subsidiary of the Company.

Corporate Overview

Unless otherwise indicated, in this 8K, references to “we,” “our,” “us,” the “Company,” “TGRO” refer to Tiger Oil and Energy, Inc., a Nevada corporation (formerly UTEC, Inc.) and Jett Rink which became a wholly owned subsidiary October 29, 2010 after the closing of the voluntary share exchange transaction described above.. The Company intends to focus on the exploration, development and production of oil and gas in the United States.

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The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. These two wells are shut-in and produce no revenue.

Business Strategy

The Company’s business strategy is to actively explore and develop numerous projects in Kansas and Oklahoma.

The Company intends to participate in the oil and gas leases acquired by Black Hawk Exploration (“BHWX”) covering approximately 2,553 gross acres of land in Cowley County, Kansas, and, BHWX and Tiger Oil and Gas LLC (“Tiger LLC”), agreed to jointly acquire, own, sell, explore, develop, and operate oil and gas leases within the Cowley County KS (“ the Prospect Area”). BHWX owns 100% of the 2.553 gross acre leases within the Prospect Area and has an undivided eighty-one and one-half percent (81.5%) working interest in and to the oil and gas leases.. Any other oil and gas leases acquired by Tiger LLC within the Prospect Area in excess of 2,073 net mineral acres shall be sold to BHWX and our Company (“the Purchasers”) not to exceed $73.81 per acre acquisition cost. Tiger Oil and Energy Inc. has not participated in the development of the 2,553 gross acres owned by Black Hawk Exploration at this time.

Tiger LLC shall be the Operator of the oil and gas leases within the Prospect Area pursuant to an AAPL Form 610-1989 Model Form Operating Agreement (the “JOA”) which shall be executed by the BHWX, Tiger LLC and our Company. BHWX paid our company a $40,000 commission for negotiating acquisition costs associated with the above referenced lease in Cowley County, Kansas.

The lease acquisition includes 100% interest free and clear in one shut-in oil/gas well, the #1 Baker, located on the Keith Baker lease. TGRO (our Company) can earn an 80% net revenue in 10 wells drilled in the oil and gas leases referenced above, after a new exploratory drill program, designated New Well #2, investment of $400,000 by TGRO. By investing $400,000 in any drill program in the Prospect Area, TGRO will earn a 40% working interest in the # 1 Baker well. BHWX has the option to invest in each additional new well drilled by TGRO, the cost associated with this is based on an authority for expenditure (AFE) estimated at $400,000 per new well. BHWX can take up to a additional 30% working interest in each well drilled by TGRO in the above referenced leases, BHWX total investment not to exceed $120,000 per well. If BHWX elects to drill a new well within the above referenced acreage TGRO has the option to take a 50% working interest by depositing $120,000 with BHWX 10 days prior to drilling and an additional $60,000, 10 days prior to completion of the well. TGRO has an option to participate and earn a 40% net revenue interest on any well BHWX reworks on the Prospect Area by depositing $50,000 per well prior to drilling and an additional sum equal to 50% of the total costs, 5 days prior to estimated completion or abandonment of the well. Any funds not expensed will be returned to TGRO with-in 10 days of final statement. . All drill programs are subject to Tiger Oil and Energy raising sufficient funds to meet its obligations to participate with Black Hawk Exploration in drill programs in the Prospect Area. Tiger has no financial commitments for funding at this time. The Company will need to raise a minimum of $175,000 in equity or debt to meet these obligations to advance their initial drill plans. Tiger will commence its exploration plans in the 2nd quarter of 2012 if funding is successful.

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BHWX has agreed to bear and pay for 100% of the approved costs and expenses incurred by Tiger LLC in connection with the re-work of #1 Baker and test and equip, if needed, a Salt Water Distribution Well (SWDW) located within the leased acreage. As referenced above TGRO will be responsible for paying 100% of the well #2 drilling and completion if successful, if not successful TGRO will be responsible to pay for plugging of the proposed well. The purchasers will have the option to participate in additional acreage positions located in Cowley County by paying their proportionate share of all new acquisition costs, which is to be conducted on leases within Cowley County.

Liquidity and Capital Resources

As of December 31, 2010, we had $14,752 in current assets, consisting of $14,352 in cash, compared to $9,453 in current assets at December 31, 2009, which consisted of cash of $9,453. Current liabilities at December 31, 2010, totaled $50,318 compared to $631,491 at December 31, 2009. The current liabilities at December 31, 2010 consisted of accounts payable and accrued expenses of $4,103, accounts payable to related parties in the amount of $19,064, loans payable of $15,240 and a derivative liability of $11,911. At December 31, 2009 the current liabilities consisted of accounts payable and accrued expenses of $350,716, accrued salaries of $200,000, accounts payable to related parties in the amount of $80,535, and loans payable of $240.

We have no material commitments for the next twelve months, aside from salaries and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 per month for the first 6 months of 2011. Expenses are expected to increase in the second half of 2011 due to a projected need to increase personnel.

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Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations.

The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements

Results of Operations for the Years Ended December 31, 2010 and 2009

Revenues

Revenues from continuing operations for the year ended December 31, 2010 were $-0. The Company divested all assets that generated revenue in the period ended June 30, 2009 as part of the sale of the legacy business.

Expenses

Operating expenses from continuing operations for the year ended December 31, 2010 and 2009 were $1,433,869 and $1,021,592, respectively. The majority of these operating expenses during the year ended December 31, 2010 were$843,891 in impairment of expenses, $540,933 in management fees, and $9,045 in general and administrative expenses. During the year ended December 31, 2009, operating expenses consisted primarily of $170,800 amortization of deferred tax benefit, $121,242 impairment of assets, $569,000 in management fees, and $160,550 in general and administrative expenses.

During the year ended December 31, 2010 the Company also recorded other income totaling $139,402, consisting primarily of $111,674 gain on forgiveness of debt, and $11,911 loss on derivative liability. In addition, the Company recognized other income of $40,000, relating to a finder’s fee earned by the Company during the period.

Discontinued Operations

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business (“Legacy Business”) in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares. The stock was cancelled in July of 2009.

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A breakdown of the loss associated with the discontinued is presented in the table below.

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008
Income	$1,039,595	$2,237,601
Cost of Goods Sold	353,544	563,780
Operating expenses	376,401	1,875,269
Net Operating Income (Loss)	309,650	(201,448)
Loss on disposal of assets	(1,730,742)	-
Net loss	$(1,421,092)	$(201,448)

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

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Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Kenneth Liebscher	President and Director	68	July 1, 2006 to present
Howard Bouch	Chief Financial Officer and Director Secretary Treasurer	66	January 12, 2007 to present
Bill Herndon	Director	46	August 6, 2010 to present
Ryan Kerr	Director	41	August 6, 2010 to present

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The Company has no employees at this time and retains consultants to perform tasks as needed.

Kenneth B. Liebscher, President, CEO, Director and Chairman.

Ken Liebscher is a 68-year-old international businessman with 38 years of securities and executive management experience. Mr. Liebscher is a graduate of St. George’s School, Vancouver, B.C. and also attended the University of British Columbia. In 22 years with the world’s largest dental products manufacturer, Dentsply International Inc., Mr. Liebscher held several positions culminating as the Manager of their West Coast Division, headquartered in San Francisco California. In 1990 Mr. Liebscher was recruited by a major Europe based competitor, Ivoclar Liechtenstein to lead their entry into the North American market and, within two years, became Executive Vice President of Sales and Marketing and helped expand this company’s sales to $300,000,000 US before retiring in 1992.

Mr. Liebscher became a director of a publicly held company called E.T.C. Industries Ltd. in 1992 and became President of its wholly owned subsidiary, THE ELECTRIC CAR COMPANY and, in 1994, led a team that developed the MI 6 prototype electric car from the ground up. Mr. Liebscher has served on the Board of Directors of Belmont Resources Inc., listed on the TSX Venture Exchange (BEA.V) from 1992 to October, 2009. Mr. Liebscher also serves on the Board of directors of Lucky Boy Silver Corp. (OTC BB LUCB).

34

Howard Bouch, Director

Howard Bouch , age 66, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world’s 2nd largest) from 1972 - 1976. In 1976 Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984. In 1984 Mr. Howard Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., a fully reporting, US Public Company, trading on the Pink Sheets under the symbol (VVDB) and Director and CFO of Universal Potash Corp. (UPCO). He is also as Director and CFO of Black Hawk Exploration Inc., (BHWX) and Director and CFO of Convenientcast, Inc. (CVCT).

Mr. Bill Herndon, Director

Mr. Bill Herndon, age 46 has over 20 years of experience in all phases of the oil and gas industry including capital investment and analysis, project management and structuring, acquisition and development of oil and gas wells, exploration and drilling and completion management. His family has been in the oil and gas industry since the 1930’s, mainly operating in Oklahoma, Kansas and Texas. Since December 2005 Mr. Herndon has been the President and sole member of Tiger Oil and Gas, LLC. Mr. Herndon has been an oil operator in Kansas and Oklahoma for the past five years. In 1990 Mr. Herndon participated in the wildcat play called State Line Field in Kansas. The field has produced over one million barrels of oil to date. He has raised over $25 million since 2007 from hedge funds and industry partners for various production acquisitions, in-field drilling programs, and new oil and gas development projects. Mr. Herndon has also managed the leasing of over 100,000 acres in the last two years for 12 different projects and conducted seismic programs for approximately 80,000 acres on these projects in addition to managing the initial drilling programs on these projects. Mr. Herndon successfully funded the acquisition of a field with industry groups and working interest partners that has produced out of multiple zones with total cumulative production of 3,500,00 barrels of oil and 40 billion cubic feet of gas. The field is currently producing 40 barrels of oil per day and 300,000 mcf per day. Mr. Herndon received a Bachelors Degree in Business from Wichita State University. Mr. Herndon’s extensive experience in the oil and gas industry will provide valuable experience to our Board of Directors.

35

Ryan Kerr, Director

Mr. Kerr, age 41 currently manages Inland Oil Corp., his family-owned business. Mr. Kerr has over 15 years experience in locating, producing, completing and general operations in the oil and gas industry. Mr. Kerr has successfully drilled and completed hundreds of wells throughout the Mid-continent region and is actively involved with development and operations of fields in this region. Mr. Kerr’s extensive experience in oil and gas exploration and production is furthered as an exploration geologist where he has consulted on several water-flood and infill drilling projects throughout Oklahoma, Kansas, North Dakota, Wyoming, New Mexico, Texas, and California. For the past five years Mr. Kerr has been heading drilling programs for several operators in Oklahoma, as well as design and implementation of a Nitrogen gas flood in Wagoner County Oklahoma in the Stone Bluff Field. This project consisted of flooding 1,200+ - acres with the producing interval from the Dutcher Sand zone at a depth of 1250’feet. Production since the start of the nitrogen injection flood has been increased from the formation at a rate of 1 MMCF per day.

There are no legal proceedings for any officer or director in the last 10 years which is material to the evaluation of the integrity or ability of such officer or director.

The following charts include compensation and options received by all Officers and Directors of the Company.

Officers and Directors

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards	Non- Equity Incentive Plan Compensation	Nonqualified deferred compensation Earnings	All other compensation	Totals
Kenneth Liebscher	2011	0	0	0		0	0	0	0	0
	2010	0	0	$40,000	(1)	0	0	0	0	$40,000
	2009	0	0	0		0	0	0	0	0
Howard Bouch	2011	0	0	0		0	0	0	0	0
	2010	0	0	$40,000	(1)	0	0	0	0	$40,000
	2009	0	0	0		0	0	0	0	0
Bill Herndon	2011	0	0	0		0	0	0	0	0
	2010	0	0	$40,000	(1)	0	0	0	0	$40,000
	2009	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Ryan Kerr	2011	0	0	0		0	0	0	0	0
	2010	0	0	$40,000	(1)	0	0	0	0	$40,000
	2009	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1) Directors Liebscher, Bouch, Herndon and Kerr were awarded 2,000,000 common shares of the Company, each valued at $0.02, as Directors compensation.

OPTIONS

There are no options granted.

36

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

Securities Ownership by Management

The owners of 5% or more of the Shares, as well as the officers and directors who own Shares as of July 31, 2011, are set forth in the following chart:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Preferred Stock	Kenneth Liebscher, President/CEO And Director	20,000		47.6%
Preferred Stock	Howard Bouch, CFO and Director	Nil		0%
Preferred Stock	Bill Herndon Director	Nil		0%
Preferred Stock	Ryan Kerr, Director	Nil		0%
Preferred Stock	All Officers and Directors as a group of Preferred Stock	20,000		47.6. %
Common Stock	The Excalibur Group A.G.	9,400,000	(1)	17.9%
Common Stock	Howard Bouch, CFO and Director	2,150,000		4.09%
Common Stock	Bill Herndon, Director	12,000,000		22.87%
Common Stock	Ryan Kerr, Director	2,000,000		3.8%
Common Stock	Kenneth Liebscher, President/CEO and Director	2,000,000		3.8%
Common Stock	All Officers and Directors as a group of Common Stock	18,150,000		34.58%

(1) The Excalibur Group A.G. is a private corporation 100% owned by Lionel R. Welch, 51A Dean St., Belize City, Belize C.A.

Item 9.01 Financial Statements and Exhibits.

37

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

38

SADLER, GIBB& ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Tiger Oil and Energy, Inc.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Tiger Oil and Energy, Inc. (A Development Stage Company) as of December 31, 2010 and 2009, and the related consolidated statement of operations, consolidated stockholders’ equity (deficit) and cash flows for the period from April 30, 2009 (inception) through December 31, 2010. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We also audited the adjustments described in Note 15 that were applied to restate the 2010 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tiger Oil and Energy, Inc. (A Development Stage Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the period from April 30, 2009 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates

Sadler, Gibb & Associates

Salt Lake City, UT

March 2, 2012

F-1

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
	(Restated)
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$14,352	$9,453
Prepaid expenses	400	-

Total Current Assets	14,752	9,453

OTHER ASSETS

Machinery and equipment, net	-	216,970
Construction in progress	-	111,457
Oil and gas properties, net	-	-

Total Other Assets	-	328,427

TOTAL ASSETS	$14,752	$337,880

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$4,103	$350,716
Accrued salary	-	200,000
Related party payables	19,064	80,535
Loan payable	15,240	240
Derivative liability	11,911	-

Total Current Liabilities	50,318	631,491

LONG-TERM DEBT

Asset retirement obligation	5,878	-

TOTAL LIABILITIES	56,196	631,491

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock - 1,000,000 authorized, $0.001 par value;
42,013 and 42,013 issued and outstanding, respectively	42	42
Common stock - 74,000,000 authorized, $0.001 par value;
52,478,159 and 34,118,159 issued and outstanding, respectively	52,478	34,118
Additional paid-in capital	4,167,389	2,639,115
Deficit accumulated incurred prior to the development stage	(524,202)	(524,202)
Deficit accumulated during the development stage	(3,737,151)	(2,442,684)

Total Stockholders' Equity (Deficit)	(41,444)	(293,611)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$14,752	$337,880

The accompanying notes are an integral part of these consolidated financial statements.

F-2

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Consolidated Statements of Operations

	For the Year Ended December 31,		From Inception on April 30, 2009 through December 31,
	2010	2009	2010
	(Restated)		(Restated)

REVENUES	$-	$-	$-
COST OF SALES	-	-	-
GROSS MARGIN	-	-	-

OPERATING EXPENSES

Amortization of deferred tax benefit	-	170,800	170,800
Impairment of assets	843,891	121,242	965,133
Management fees	540,933	569,000	1,109,933
General and administrative	49,045	160,550	209,595

Total Operating Expenses	1,433,869	1,021,592	2,455,461

LOSS FROM OPERATIONS	(1,433,869)	(1,021,592)	(2,455,461)

OTHER INCOME (EXPENSE)

Interest expense	(361)	-	(361)
Other income	40,000	-	40,000
Gain on forgiveness of debt	111,674	-	111,674
Loss on derivative liability	(11,911)	-	(11,911)

Total Other Expense	139,402	-	139,402

LOSS BEFORE TAXES	(1,294,467)	(1,021,592)	(2,316,059)

Provision for income taxes	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	(1,294,467)	(1,021,592)	(2,316,059)

Net income (loss) from discontinued operations	-	309,650	309,650
Loss on disposal of discontinued operations	-	(1,730,742)	(1,730,742)

Loss from Discontinued Operations,
Net of Income Taxes	-	(1,421,092)	(1,421,092)

NET LOSS	$(1,294,467)	$(2,442,684)	$(3,737,151)

BASIC LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.03)	$(0.02)
BASIC LOSS PER SHARE FROM DISCONTINUED OPERATIONS	$-	$(0.03)

TOTAL BASIC LOSS PER SHARE	$(0.03)	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,780,406	47,361,310

The accompanying notes are a integral part of these consolidated financials statements.

F-3

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Consolidated Statements of Stockholders' Deficit

(Restated)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2008	42,013	$42	51,968,159	$51,968	$2,149,515	$(524,202)	$1,677,323

Option expense pursuant to employee option plan	-	-	-	-	401,250	-	401,250

Operational segment sold in exchange for common stock issued in April 2009	-	-	(22,500,000)	(22,500)	22,500	-	-

Common stock issued for purchase of subsidiary at $0.01 per share on October 10, 2009	-	-	4,050,000	4,050	36,450	-	40,500

Common stock issued for cash at $0.05 per share on October 20, 2009	-	-	600,000	600	29,400	-	30,000

Net loss for the year ended December 31, 2009	-	-	-	-	-	(2,442,684)	(2,442,684)

Balance, December 31, 2009	42,013	42	34,118,159	34,118	2,639,115	(2,966,886)	(293,611)

Common stock issued for services at $0.05 per share in October 2010	-	-	8,000,000	8,000	392,000	-	400,000

Common stock issued in purchase of subsidiary at $0.051 per share on October 28, 2010	-	-	10,000,000	10,000	500,000	-	510,000

Common stock issued for services at $0.16 per share on December 30, 2010	-	-	360,000	360	57,240	-	57,600

Contributed capital	-	-	-	-	579,034	-	579,034

Net loss for the year ended December 31, 2010	-	-	-	-	-	(1,294,467)	(1,294,467)

Balance, December 31, 2010	42,013	$42	52,478,159	$52,478	$4,167,389	$(4,261,353)	$(41,444)

Deficit accumulated incured prior to the development stage	$(524,202)
Deficit accumulated during the development stage	(3,737,151)

Total accumulated deficit	$(4,261,353)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Consolidated Statements of Cash Flows

	For the Year Ended December 31,		From Inception on April 30, 2009 through December 31,
	2010	2009	2010
	(Restated)		(Restated)
OPERATING ACTIVITIES

Net loss	$(1,294,467)	$(2,442,684)	$(3,737,151)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation	414	312	726
Impairment of assets	843,891	-	843,891
Change in deriative liability	11,911	-	11,911
Amortization of intangibles	-	2,803	2,803
Employee option grants issued	-	46,500	46,500
Cancellation of employee stock option shares	-	354,750	354,750
Impairment of intangible assets	-	121,242	121,242
Common stock issued for services	457,600	-	457,600
Gain on settlement of debt	(111,457)	-	(111,457)
Deferred tax asset	-	170,800	170,800
Changes in operating assets and liabilities:
Increase in prepaid expenses	(400)	-	(400)
Accounts payable and accrued liabilities	(20,057)	(16,365)	(36,422)
Related party payables	19,131	280,535	299,666
Accrued salaries	83,333	-	83,333

Net Cash Used in Continuing Operating Activities	(10,101)	(1,482,107)	(1,492,208)
Net Cash Provided by Discontinued Operating Activities	-	1,678,016	1,678,016
Net Cash Provided by (Used in) Operating Activities	(10,101)	195,909	185,808

INVESTING ACTIVITIES

Purchase of property and equipment	-	(216,556)	(216,556)

Net Cash Used in Investing Activities	-	(216,556)	(216,556)

FINANCING ACTIVITIES

Proceeds from notes payable	15,000	-	15,000
Proceeds from issuance of common stock	-	30,000	30,000

Net Cash Provided by Financing Activities	15,000	30,000	45,000

NET INCREASE IN CASH	4,899	9,353	14,252
CASH AT BEGINNING OF PERIOD	9,453	100	100

CASH AT END OF PERIOD	$14,352	$9,453	$14,352

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Income taxes paid	$-	$-	$-
Interest paid	-	-	-

NON CASH FINANCING ACTIVITIES:
Common stock issued for purchase of subsidiary	$510,000	$40,500	$550,500
Common stock cancelled	-	20,500	20,500
Contributed capital from forgiveness of debt of a related party	579,034	-	579,034

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Tiger Oil and Energy, Inc., formerly UTeC, Inc., is a Nevada corporation organized on November 8, 1993 as a “For Profit” corporation for the purpose of engaging in any lawful activity. On January 10, 2007, the Company purchased 100% of the shares of UTeC Corporation, Inc. In 2007, the Company licensed technology covering the use of cold plasma oxidizer technology for the destruction of solid and liquid hazardous chemicals and biologicals. During 2007 and 2008, the Company worked to validate the technology and prepare a business plan for its commercialization.

In April 2009, the Company divested its commercial explosives development, analysis, testing and manufacturing business to eliminate the need to inject new capital into the Company to support this business, and concentrate on raising the funds necessary to commercialize its hazardous waste destruction business. At this time, the Company re-entered the development stage.

Prior to the divestiture, the Company’s business was to offer state of the art testing and analysis to clients worldwide. The Company operated a chemical research and development laboratory near Riverton, Kansas, which specialized in commercial explosives development and analysis. The Company also operated a destructive test facility near Hallowell, Kansas, which specialized in determining the detonating characteristics of commercial explosives.

On October 1, 2009 the Company entered into an agreement to purchase 100% of the outstanding shares of C2R Energy Commodities, Inc., a Nevada corporation, in exchange for 4,050,000 shares of the Company’s restricted common stock. The Company entered into this agreement due primarily to the fact that C2R owned certain intellectual property that the Company wished to acquire.

On October 29, 2010, the Company acquired all of the membership interest in Jett Rink Oil, LLC (“Jett Rink”) in exchange for 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States. At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

Basis of Presentation

The accompanying audited consolidated financial statements and related notes include the activity of the Company and its two wholly-owned subsidiaries, C2R Energy Commodities, Inc. and Jett Rink Oil, LLC and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-K. All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

F-6

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Development Stage Company Classification

Effective April 30, 2009, the Company has re-entered the development stage. The Company divested its main revenue producing operations and since that date has not achieved significant revenue from its principle operations. The Company is a therefore currently a development stage company as defined by ASC 915.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company at times may maintain a cash balance in excess of insured limits.

Property, Plant and Equipment

Property and equipment are stated at cost. Major additions and improvements are capitalized in the month following the month in which the assets or improvement are deemed to be placed in service. Maintenance and repairs are expensed as incurred. Upon disposition, the net book value is eliminated from the accounts, with the resultant gain or loss reflected in operations. Depreciation expense is computed on a straight-line basis over the estimate useful lives of the assets as follows:

Building and leasehold improvements	10-25 years
Machinery and equipment	10-15 years
Furniture and fixtures	3-7 years

The Company periodically assesses the recoverability of property, plant and equipment and evaluates such assets for impairment whenever events or changes in circumstances indicate that the net carrying amount of an asset may not be recoverable. Asset impairment is determined to exist if estimated future cash flows, undiscounted and without interest charges, are less than the net carrying amount.

Impairment of Long-Lived Assets

The Company follows the provisions of ASC 360 for its long-lived assets. The Company’s long-lived assets, which include test equipment and purchased intellectual property rights, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

F-7

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets (Continued)

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that purchased oil and gas property rights, equipment and machinery, and construction in process were deemed to be fully impaired and written-off during the year ended December 31, 2010. As such, the Company recognized impairment expense of $515,878 in connection with its ownership of oil and gas property rights, and $328,013 in connection with its ownership of various machinery, equipment, and other assets categorized as construction in progress for a total impairment expense recognized during the year ended December 31, 2010 of $843,891. The Company also recognized $121,242 of impairment expense for the year ended December 31, 2009

Fair Value of Financial Instruments

The Company follows ASC 825 in accounting for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2010 and 2009.

Revenue Recognition

The Company follows the guidance of ASC 605 for revenue recognition. The Company will recognize revenues when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company will derive majority of its revenue from sales of oil produced by its wells.

The Company uses the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred.

F-8

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based Compensation

The Company adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Provision for Taxes

The Company applies ASC 740, which requires the asset and liability method of accounting for income taxes. This method requires that the current or deferred tax consequences of all events recognized in the financial statements be measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

The Company adopted ASC 740, at the beginning of fiscal year 2008. This interpretation requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the Company’s financial statements.

Basic Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive common shares outstanding as of December 31, 2010 or 2009.

Reporting Segments

ASC 280 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. ASC 280 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Currently, ASC 280 has no effect on the Company’s consolidated financial statements as substantially all of the Company’s operations are conducted in one industry segment.

F-9

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income. Depletion and depreciation of proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of unevaluated properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

Ceiling Test

In applying the full cost method, Jett Rink performed an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is limited to the “estimated present value” of the future net revenues from its proved reserves, discounted at a 10-percent interest rate and based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to any book and tax basis differences of the properties. As of December 31, 2010 and 2009 the Company recorded impairment of oil and gas properties in the amounts of $515,878 and $-0-, respectively.

Asset Retirement Obligation

The Company follows ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO.

The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate.

F-10

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting pronouncements issued since through January 11, 2011. The Company has evaluated these pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.

F-11

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.

F-12

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 4 – PROPERTY AND EQUIPMENT, NET

The Company’s property and equipment as of December 31, 2010 and 2009 are summarized as follows:

	For the Years Ended
	December 31,
	2010	2009
Machinery and equipment	$-	$216,970
Construction in progress	-	111,457
Accumulated depreciation	-	-
Property and equipment, net	$-	$328,427

Depreciation expense for the fiscal years ended December 31, 2010 and 2009 was $412 and $312 respectively. The Company recognized $328,013 and $121,242 of impairment expense related to property and equipment during the fiscal years ended December 31, 2010 and 2009, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Through December 31, 2010, the Company has borrowed $19,064 from related parties to fund continuing operations. These notes bear no interest, are due on demand and are uncollateralized.

On June 1, 2009 the Company entered into an employment agreement with its CEO. Under the agreement, the Company has agreed to pay $200,000 per year and a bonus of up to 50% of the annual pretax earnings before depreciation and amortization, subject to a maximum of $100,000. As of May 21, 2010 and December 31, 2009, the Company had accrued $283,333, and $200,000 of salary in conjunction with this agreement. On May 21, 2010 the Company’s CEO resigned and forgave all accrued salary due to him, resulting in an increase in additional paid-in capital in the amount of $283,333. The CEO also had other outstanding liabilities owed to him by the Company of $80,602 at the time of resignation, resulting in a total increase in additional paid-in capital of $363,935. On the same date, another related party forgave $215,099 in outstanding debts, resulting in a total contribution to capital in the amount of $579,034.

On May 21, 2010 the Company accepted the resignations of two Company directors. On the same date, both directors forgave all debts owed by the Company to the directors both personally and on behalf of all Companies controlled by the directors.

NOTE 6 – NOTES PAYABLE

On September 20, 2010 the Company borrowed a total of $15,000 from an unrelated third-party entity. The note bears interest at a rate of 6.0% per annum and is convertible at the option of the lender into common shares of the Company at the average bid quote for a period of five days prior to conversion. The note has no formal payment terms or due date, other than being due one demand. Due to the unknown quantity of shares to be issued pursuant to the future conversion of the note, the Company recorded a derivative liability in the amount of $11,911 relating to the conversion feature of the note, and a related loss on derivative liability in the same amount.

F-13

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 7– ACQUISITION OF SUBSIDIARIES

Jett Rink Oil, LLC - On October 29, 2010, the Company, entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States. At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink. The 10,000,000 shares issued were valued at the market value of $0.051 per share, resulting in $510,000 in total consideration paid for Jett Rink. The acquisition was accounted for as a purchase transaction.

C2R Energy Commodities, Inc. - On October 1, 2009 the Company entered into an agreement to purchase 100% of the outstanding shares of C2R Energy Commodities, Inc., a Nevada corporation in exchange for 4,050,000 shares of the Company’s restricted common stock. As part of this transaction, the Company recognized a purchase price of $40,500, which comprised of the following components:

Property and equipment, net	$725
Intangible assets	2,000
Goodwill	58,899
Net liabilities acquired	(21,124)
Purchase price	$40,500

On December 31, 2009, the Company evaluated the carrying value of its intangible assets, including goodwill. Due to the Company’s current net loss position and uncertainty of cash flow, the Company impaired all intellectual property and goodwill. This resulted in an impairment expense of $58,899.

NOTE 8 – STOCKHOLDERS’ DEFICIT

The Company has 1,000,000 preferred shares authorized at a par value of $0.001 and 74,000,000 common shares authorized at par value of $0.001. As of December 31, 2010 the Company has 42,013 shares of preferred stock and 52,478,159 shares of common stock issued and outstanding. The following is a list of all sales of common the Company’s common stock for the year ended December 31, 2010 and 2009:

In October 2010, the Company issued an aggregate of 8,000,000 shares of common stock to four (4) individuals, at $0.05 per share, in exchange for directors’ services totaling $400,000.

On October 28, 2010, the Company issued 10,000,000 shares of restricted common stock in exchange for all the shares issued and outstanding of Jett Rink Oil, LLC valued at $0.051 per share.

December 30 2010, the Company issued 360,000 shares of common stock at $0.16 per share, in exchange for services totaling $57,600.

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares. The stock was cancelled in July of 2009.

F-14

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 8 – STOCKHOLDERS’ DEFICIT (CONTINUED)

On October 10, 2009, the Company issued 4,050,000 shares of restricted common stock in exchange for all the shares issued and outstanding of C2R Energy Commodities Inc. valued at $0.01 per share.

On October 20, 2009 the Company sold 600,000 shares of restricted common stock for $0.05 per share for total proceeds of $30,000.

NOTE 9 – ENVIRONMENTAL AND OTHER CONTINGENCIES

The Company’s operations and earnings may be affected by various forms of governmental action in the United States. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; royalty and revenue sharing increases; import and export controls; price controls; currency controls; allocation of supplies of crude oil and petroleum products and other goods; expropriation of property; restrictions and preferences affecting the issuance of oil and gas or mineral leases; restrictions on drilling and/or production; laws and regulations intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting the Company’s relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations and may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to attempt to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on the Company.

Companies in the oil and gas industry are subject to numerous federal, state, local and regulations dealing with the environment. Violation of federal or state environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and construction bans or delays. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject the Company to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury and property damage that might result.

The Company currently leases properties at which hazardous substances could have been or are being handled. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes were not under the Company’s control. Under existing laws the Company could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), to clean up contaminated property (including contaminated ground water) or to perform remedial plugging operations to prevent future contamination. The Company is investigating the extent of any such liability and the availability of applicable defenses and believes costs related to these sites will not have a material adverse affect on the Company’s net income, financial condition or liquidity in a future period.

The Company’s liability for remedial obligations includes certain amounts that are based on anticipated regulatory approval for proposed remediation of former refinery waste sites. Although regulatory authorities may require more costly alternatives than the proposed processes, the cost of such potential alternative processes is not expected to be a material amount. Certain environmental expenditures are likely to be recovered by the Company from other sources, primarily environmental funds maintained by certain states. Since no assurance can be given that future recoveries from other sources will occur, the Company has not recorded a benefit for likely recoveries.

F-15

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 9 – ENVIRONMENTAL AND OTHER CONTINGENCIES (CONTINUED)

There is the possibility that environmental expenditures could be required at currently unidentified sites, and new or revised regulations could require additional expenditures at known sites. However, based on information currently available to the Company, the amount of future remediation costs incurred at known or currently unidentified sites is not expected to have a material adverse effect on the Company’s future net income, cash flows or liquidity. The Company has recorded $5,878 for its estimated asset retirement obligation as of December 31, 2010.

NOTE 10 – OIL AND GAS PROPERTIES

Oil and gas properties are stated at cost. Depletion expense for the year ended December 31, 2010 and 2009 amounted to $-0- and $-0-, respectively. Gains and losses on sales and disposals are included in the statements of operations. During the year ended December 31, 2010 and 2009, respectively, the Company fully impaired its oil and gas properties, recognizing an impairment expense in the amounts of $515,878 and $-0-.

NOTE 12 – ASSET RETIREMENT OBLIGATION

The following table sets forth the principal sources of change of the asset retirement obligation for the years ended December 31, 2010 and 2009:

	For the Years Ended
	December 31,
	2010	2009
Asset retirement obligations	$5,878	$-
Revisions in estimated liabilities	$-	$-

NOTE 13 – INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is currently not likely that the Company will be significantly profitable in the near future to take advantage of the losses. The provision for income taxes consists of the following:

	For the Years Ended
	December 31,
	2010	2009
Current taxes	$(381,993)	$(952,647)
Stock/options issued for services	178,464	156,488
Stock/options issued in acquisitions of subsidiaries	198,900	15,795
Contributed services	225,823	-
Depreciation and amortization	161	1,215
Impairment expense	206,269	47,284
Change in derivative liability	4,645	-
Valuation allowance	(432,269)	731,865
Total provision for income taxes	$-	$-

F-16

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 13 – INCOME TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2010 and 2009 due to the following:

	December 31,
	2010	2009
Loss carryforwards (expire through 2030)	$875,173	$(233,210)
Total gross deferred tax asset	328,077	(104,193)
Valuation allowance	(328,077)	104,193
Net deferred tax assets	-	-
Deferred tax liabilities	-	-
Net deferred taxes	$-	$-

At December 31, 2010, the Company had net operating loss carry forwards of approximately $875,173 that may be offset against future taxable income through 2030. The Company adopted the provisions of ASC 740 at the beginning of fiscal year 2008. As a result of this adoption, the Company has not made any adjustments to deferred tax assets or liabilities. The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed. The Company has not had operations resulting in net income and is carrying a large Net Operating Loss as disclosed above. Since it is not thought that this Net Operating Loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

NOTE 14– DISCONTINUED OPERATIONS

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares. The stock was cancelled in July of 2009. A breakdown of the loss associated with the discontinued operations is presented in the table below.

	For the Years Ended
	December 31,
	2010	2009
Sales revenue	$-	$1,039,595
Cost of goods sold	-	(353,544)
Operating expenses	-	(376,401)
Net operating income (loss)	-	309,650
Loss on disposal of assets	-	(1,730,742)
Net loss	$-	$(1,421,092)

F-17

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 15 – RESTATED FINANCIAL STATEMENTS

The Company's financial statements for the year ended December 31, 2010 have been restated to fully impair certain oil and gas properties. The impairment expense recorded pursuant to this restatement totaled $314,997. The following summarized financial data compares of the Company's original and restated financial statements:

	Original	Restated	Difference
BALANCE SHEET

Total Current Assets	$14,752	$14,752	$-
Oil and gas properties, net	314,997	-0-	(314,997)
Total Assets	329,749	14,752	(314,997)
Total Current Liabilities	50,318	50,318	-
Total Liabilities	56,196	56,196	-
Total Stockholders’ Deficit	273,553	(41,444)	(314,997)
Total Liabilities and Stockholders’ Equity (Deficit)	$329,749	$14,752	$(314,997)

STATEMENT OF OPERATIONS

Revenues	$-	$-	$-
Impairment of assets	528,894	843,891	314,997
Other operating expenses	589,978	589,978	-
Total Operating Expenses	1,118,872	1,433,869	274,997
Loss from Operations	(1,118,872)	(1,433,869)	(274,997)
Other Income (Expenses)	139,402	139,402	-
Net Loss	(979,470)	(1,294,467)	(314,997)

F-18

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(Restated)

NOTE 16 – SUBSEQUENT EVENTS

Notes Payable

On February 1, 2011, the Company issued a note to a related party in exchange for $35,000 payment toward the purchase of certain oil leases in Kansas. The note is non-interest bearing and due on January 31, 2012.

On August 8, 2011, the Company borrowed $21,000 from related parties. The notes are unsecured, bear no interest, and are due on demand.

Oil and Gas Properties

On February 1, 2011, the Company entered into an agreement with a related party to purchase a 100 percent interest in three oil and mineral leases in Cowley, County, Kansas. As consideration for the purchase, the Company issued a non-interest bearing note for $35,000, and 250,000 shares of its common stock valued at the market rate of $0.18 per share. The total consideration paid for the leases was $80,000.

On April 1, 2011, the Company acquired a 100 percent working interest and an 80 percent net revenue interest in two oil and gas wells located in Ness County, Kansas. The Company acquired interests in two oil wells located on approximately 240 leased acres. The wells had been shut-in in previous years and are not producing as of the date of this report. The effective date of the purchase and sale was April 1, 2010. The purchase price paid for the acquisition was $1,000 at auction and the properties carry a $2,109 aggregate annual surface lease agreement payment.

Common Stock

On February 1, 2011, the Company issued 250,000 common shares as part of an oil and gas lease purchase agreement. The shares were valued at $0.18 per share based upon the closing share price on the date of issuance, resulting in an aggregate share value of $45,000.

In accordance with ASC 855-10, Company management reviewed all other material events through the date of this report and there are no material subsequent events to report.

F-19

Independent Auditors’ Report

To the Member and Management

Jett Rink Oil, LLC

We have audited the accompanying balance sheets of Jett Rink Oil, LLC (“the Company” or “Jett Rink”) (a development stage company) as of December 31, 2009 and 2008 and the related statements of operations, changes in member equity, and cash flows for the years then ended and for the period from January 1, 2008 (Inception) through December 31, 2009. These financial statements are the responsibility of Jett Rink’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jett Rink Oil, LLC as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended and the period from Inception through December 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Jett Rink Oil, LLC will continue as a going concern. As discussed in Note 2 to the financial statements, Jett Rink Oil, LLC.’s minimal cash flow from operations, projected costs of capital improvements of the its wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

/S/ PMB Helin Donovan, LLP

Houston, Texas

August 18, 2010

F-20

Jett Rink Oil, LLC

(A Development Stage Company)

Balance Sheets

As of December 31,

	2009	2008
ASSETS
Current assets:	$-	$-

Oil and gas properties (full cost method)
Proved properties, net of accumulated depletion, depreciation and amortization of $1,150 and $735, respectively	26,971	27,386

Total assets	$26,971	$27,386

LIABILITIES AND MEMBER EQUITY
Current liabilities:	$-	$-

Asset retirement obligation	644	599

Total liabilities	644	599

Member equity	26,327	26,787

Total liabilities and member equity	$26,971	$27,386

The accompanying notes are an integral part of these financial statements

F-21

Jett Rink Oil, LLC

(A Development Stage Company)

Statements of Operations

For the Years Ended December 31, 2009 and 2008

and for the period from January 1, 2008 (Inception) through December 31, 2009

	Year	Year	Inception
	Ended	Ended	Through
	December 31,	December 31,	December 31,
	2009	2008	2009

REVENUES - OIL AND GAS	$1,608	$6,669	$8,277

DIRECT OPERATING EXPENSES
Lease operating expenses	115	523	638
Depletion, depreciation and amortization	415	735	1,150

Accretion expense	45	38	83
Total direct operating expenses	575	1,296	1,871

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	1,033	5,373	6,406

INCOME TAX EXPENSE	-	-	-

NET INCOME	$1,033	$5,373	$6,406

NET INCOME PER SHARE
Basic & Diluted	$1,033	$5,373	$6,406

The accompanying notes are an integral part of these financial statements.

F-22

Jett Rink Oil, LLC

(A Development Stage Company)

Statements of Changes in Member Equity

For the period from January 1, 2008 (Inception) through December 31, 2009

	Member Units
	Units	Amount	Total
Balance at January 1, 2008	$-	$-	$-

Contributions of working interests from member	1	27,560	27,560

Distributions	-	(6,146)	(6,146)

Net income	-	5,373	5,373

Balance at December 31, 2008	$1	$26,787	$26,787

Distributions	-	(1,493)	(1,493)

Net income	-	1,033	1,033

Balance at December 31, 2009	$1	$26,327	$26,327

The accompanying notes are an integral part of these financial statements

F-23

Jett Rink Oil, LLC

(A Development Stage Company)

Statements of Cash Flows

For the Years Ended December 31, 2009 and 2008

and for the period from January 1, 2008 (Inception) through December 31, 2009

	Year	Year	Cumulative
	Ended	Ended	Through
	December 31,	December 31,	December 31,
	2009	2008	2009

Cash flows from operating activities:

Net income	$1,033	$5,373	$6,406

Adjustments to reconcile net income to net cash provided by operating activities:

Depletion, depreciation and amortization	415	735	1,150

Accretion expense	45	38	83

Net cash provided by operating activities	1,493	6,146	7,639

Cash flows from financing activities:
Distributions to member	(1,493)	(6,146)	(7,639)

Net cash used in financing activities	(1,493)	(6,146)	(7,639)

Net change in cash and cash equivalents	-	-	-
Cash and cash equivalents at beginning of period	-	-	-

Cash and cash equivalents at end of period	$-	$-	$-

Supplemental Disclosure:
Non-cash contribution of capital	$-	$27,560	$27,560

The accompanying notes are an integral part of these financial statements

F-24

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Jett Rink Oil, LLC (the “Company”) was organized as a Limited Liability Company (“LLC”) on January 11, 2010 under the laws of the State of Kansas.

Jett Rink has been engaged in the exploration, development, exploitation and production of oil and natural gas. Jett Rink sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State Oklahoma. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of Jett Rink to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

During 2009 and 2008, Jett Rink’s sole owner held a working interest on two leases located in Creek County, Oklahoma. Jett Rink does not operate these wells. There are two wells on the property named Shilo #1 and Shilo #2 of which the Company holds working interests of 11% and 7.5%, respectively. On March 10, 2010, the sole owner of Jett Rink Oil, LLC contributed by assignment of their working interests in these two wells to Jett Rink in anticipation of participating in a merger with the SEC reporting entity UTEC, Inc. (“UTEC”). Jett Rink, as an operating entity, is required to present two years of audited financial statements in conjunction with an initial SEC filing of it or its acquirer. Jett Rink does not qualify for the limited reporting normally afforded an entity acquiring a working interest from a separate operating entity as there was no change in control with respect to these properties in the assignment form Jet Rink’s sole member to Jet Rink. Accordingly, Jett Rink is presenting a full set of financial statements for these working interest properties for the preceding two years to comply with the business combination reporting requirements of the Securities and Exchange Commission in its regulation SX financial statement requirements.

The wells were valued at their historical cost and recorded as the member’s initial capital contribution. The accompanying financial statements reflect the historical revenues and direct operating expenses related to the wells. All net cash proceeds from the wells’ production are treated as member distributions.

Basis of Presentation and Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosures of revenues and expenses for the reported year. Actual results may differ from those estimates.

F-25

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation and Use of Estimates (Continued)

Revenues and direct operating expenses of the Creek County, OK properties represent members’ interest in the properties acquired for the periods prior to the closing date and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

Development Stage Company

As of December 31, 2009 and 2008 respectively, Jett Rink has not produced a sustainable positive cash flow from its oil and gas operations. Accordingly, Jett Rink’s activities have been presented as development stage activities with the statements of revenues and expenses, changes in members’ equity and cash flows reflecting all activity on a cumulative basis for the periods presented. Cumulative amounts are not necessarily since inception as Jet Rink, as a legal entity, was actually formed subsequent to the required reporting periods. The cumulative basis was adopted to comply with the substance of the development stage reporting requirements. Jett Rink will continue to present its financial statements as development stage activities until such time that Jett Rink’s operations have generated significant revenues.

Oil and Gas Properties

Jett Rink follows the full cost method of accounting for its oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income.

Depletion and depreciation of proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of unevaluated properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

F-26

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Ceiling Test

In applying the full cost method, Jett Rink performed an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is limited to the “estimated present value” of the future net revenues from its proved reserves, discounted at a 10-percent interest rate and based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to any book and tax basis differences of the properties. As of December 31, 2009 and 2008 no impairment of oil and gas properties was recorded.

Asset Retirement Obligation

Jett Rink follows FASB ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO.

The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate.

Income Taxes

Jett Rink is a disregarded entity for Federal and state income tax purposes. Jett Rink’s income or loss, which may differ considerably from income or loss reported for financial reporting purposes, is passed through to the federal income tax returns of its member. As such, no federal income tax for these entities has been provided for in the accompanying financial statements. Jett Rink is subject to franchise tax obligations in Kansas and state tax obligations in Oklahoma.

F-27

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration

Jet Rink sold all of its oil production to one customer in 2009 and 2008 and all of its natural gas production in 2009 and 2008 to one separate customer.

Revenue and Cost Recognition

We use the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which Jett Rink is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred.

Loss per share

Basic earnings per share amounts are calculated based on the weighted average number of member units outstanding during each period. Diluted earnings per share are based on the weighted average numbers of member units outstanding for the periods, including dilutive effects of equity options, warrants and other convertible instruments. Jett Rink did not have any dilutive securities outstanding during the years ended December 31, 2009 and 2008, and as Jet Rink is a single member LLC, all per share information has been presented on the basis of a single unit of ownership.

New Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards Codification, (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

F-28

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU’s). The FASB will not consider ASU’s as authoritative in their own right; rather these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. SFAS No. 168 is incorporated in ASC Topic 105, Generally Accepted Accounting Principles. We will adopt SFAS No. 168 in the first quarter of fiscal 2010, and the Company will provide reference to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (ASC 855), to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855 is effective for interim and annual reporting periods ending after June 15, 2009. Jett Rink adopted the provisions of FASB ASC 855 for the year ended December 31, 2009. There was no impact on Jett Rink’s operating results, financial position or cash flows.

On December 31, 2008, the SEC published the final rules and interpretations updating its oil and gas reporting requirements. Many of the revisions are updates to definitions in the existing oil and gas rules to make them consistent with the petroleum resource management system, which is a widely accepted standard for the management of petroleum resources that was developed by several industry organizations. Key revisions include changes to the pricing used to estimate reserves utilizing a 12-month average price rather than a single day spot price which eliminates the ability to utilize subsequent prices to the end of a reporting period when the full cost ceiling was exceeded and subsequent pricing exceeds pricing at the end of the reporting period, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, and permitting disclosure of probable and possible reserves. The SEC will require companies to comply with the amended disclosure requirements for registration statements filed after January 1, 2010, and for annual reports on Form 10-K for fiscal years ending on or after December 15, 2009. Early adoption is not permitted. We have adopted the provisions of this pronouncement.

NOTE 2 – LIQUIDITY AND CAPITAL RESOURCES

Jett Rink currently utilizes production revenues to fund their operating expenses incurred during the development stage. Jett Rink’s minimal cash flows from operations, projected cost of capital improvements of the Shilo wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern. Jett Rink plans to use additional equity financing through fiscal year 2010 to fund potential acquisitions and business expansion. Jett Rink believes that it has the ability to fund its operations through December 2010.

F-29

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 3 - MEMBERS’ EQUITY

Jett Rink had a single member of the years ended December 31, 2008 & 2009. All net income earned during 2008 and 2009 was allocated to Jett Rink’s sole member. During the year ended December 31, 2009 and 2008, the company generated cash flows from operations of $1,493 and $6,146, which were all distributed to the sole member.

NOTE 4 – RELATED PARTY TRANSACTIONS

Substantially all of Jett Rink’s transactions during the years ended December 31, 2008 & 2009 were executed by its sole member with non-related parties. No revenues or expenses were transacted with related parties; however, all cash transactions were executed through the accounts of its sole member.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Jett Rink is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

NOTE 6 – SUPPLEMENTAL INFORMATION ON OIL & GAS RESERVES

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Internal controls regarding our reserve estimation process is overseen by management and when necessary reviewed by independent 3rd party experts hired by the company on an as needed basis. Jett Rink retained Mr. Richard Mooney, independent third-party reserve engineer, to perform an independent evaluation of proved, possible and probable reserves as of December 31, 2008 and 2009.

Mr. Mooney is Geophysicist/Engineer supported by a Masters degree in Geophysics with 20 plus years of diverse experience with emphasis on oil and gas exploration, including site characterization, prospect generation and all related areas. Primary areas of expertise include exploration and development, technical writing, financial risk analysis, implementing new technology, automation and procedural changes.

Mr. Bill Herndon, President of Jett Rink Oil LLC was primarily responsible for overseeing the internal technical reserve determination for management and reporting to the Board of Directors. Mr. Bill Herndon, has over 20 years of experience in all phases of the oil and gas industry including capital investment and analysis, project management and structuring, acquisition and development of oil and gas wells, exploration and drilling and completion management.

F-30

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 6 – SUPPLEMENTAL INFORMATION ON OIL & GAS RESERVES (Continued)

Results of drilling, testing and production subsequent to the date of the estimates may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. All of the reserves are located in the United States.

Total reserves are classified by degree of proof as proved, probable, or possible. These classifications are in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. A description of reserve classifications are as follows:

Proved oil and gas reserves— Proved oil and gas reserves are those quantities of oil and gas which by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulation—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Probable reserves—Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

Possible reserves—Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

F-31

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 6 – SUPPLEMENTAL INFORMATION ON OIL & GAS RESERVES (Continued)

The following reserve schedule was developed by Jett Rink and sets forth the changes in estimated quantities for total reserves of Jett Rink during the years ended December 31, 2009 and 2008, and proved reserves for the year ending December 31, 2009:

	Crude Oil and Condensate (BBL)	Natural Gas (Millions of Cubic Feet)
Balance at January 1, 2008 (Inception)	38	103,074
Extensions, discoveries and other additions	-	-
Production	(10)	(2,837)
Balance December 31, 2008	28	100,237
Extensions, discoveries and other additions	-	0
Production	-	(1,609)
Balance December 31, 2009	28	98,628

Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from Jett Rink’s estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of Jett Rink’s oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves for the years ended December 31, 2009 and 2008. The standardized measure of future net cash flows for the years ended December 31, 2009 and 2008 is calculated using the price received by the seller as of the end of the year. The prices were $3.00 per mcf and $61 per barrel for the year ended December 31, 2009. The prices were $3.00 per mcf and $99 per barrel for the year ended December 31, 2008.

F-32

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 6 – SUPPLEMENTAL INFORMATION ON OIL & GAS RESERVES (Continued)

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves for the years ended December 31, 2009 and 2008 is as follows:

	2009	2008

Future cash inflows	$55,430	$57,038

Future production costs	(7,757)	(7,872)

Future development costs	(1,000)	(1,000)

Future tax expense	-	-

Future net cash flows	46,673	48,166

10% annual discount	(15,729)	(15,729)

Standardized measure	$30,944	$32,437

The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the period from December 31, 2008 to December 31, 2009 is as follows:

	2009	2008
Balance at beginning of period	$32,437	$38,583
Extensions, discoveries and improved property	115	523
Sales of oil and gas produced, net	(1,608)	(6,669)
Net Changes in prices and productions cost	-	-

Ending balance	$30,944	$32,437

F-33

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

NOTE 7 – ASSET RETIREMENT OBLIGATION

The following table sets forth the principal sources of change of the asset retirement obligation for the years ended December 31, 2009 and 2008:

	2009	2008

Asset retirement obligations, beginning of period	$599	$561
Revisions in estimated liabilities	-	-
Abandonment costs	-	-
Accretion expense	45	38
Asset retirement obligations, end of period	$644	$599

The Company does not maintain an escrow agreement or performance bond to assure the administration of the plugging and abandonment obligations assumed by Jett Rink in connection with the contribution of working interests by its sole member.

NOTE 8 – SUBSEQUENT EVENTS

Jett Rink has evaluated and disclosed subsequent events through August 18, 2010, the date the financial statements were available for issuance and noted the following subsequent events.

On July 29, 2010, Jett Rink entered into a share exchange agreement with UTEC, Inc. (“UTEC”), a Nevada corporation whereby the Company acquired 10,000,000 shares of UTEC in exchange for all membership units of the Company. UTEC is a public reporting “shell company”, as defined by Rule 12b-2 of the Securities Exchange Act of 1934. Upon closing of the transaction, Jett Rink will become a wholly owned subsidiary of UTEC.

F-34

Independent Accountants’ Report

To the sole Member and Manager

Jett Rink Oil, LLC:

We have reviewed the accompanying balance sheet of Jett Rink Oil, LLC (the “Company”) (a development stage company) as of June 30, 2010 and 2009, and the related statements of operations, member’s equity and cash flows for the six months then ended, and for the period from January 1, 2008 (Inception) through June 30, 2010 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Jett Rink Oil, LLC will continue as a going concern. As discussed in Note 2 to the financial statements, Jett Rink Oil, LLC.’s minimal cash flow from operations, projected costs of capital improvements of the its wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

/S/ PMB Helin Donovan, LLP

Houston, Texas

August 18, 2010

F-35

Jett Rink Oil, LLC

(A Development Stage Company)

Balance Sheets

	June 30,	December 31
	2010	2009
ASSETS
Current assets:	$-	$-

Oil and gas properties (full cost method)
Proved properties, net of accumulated depletion, depreciation and amortization of $1,166 and $1,150, respectively	26,955	26,971

Total assets	$26,955	$26,971

LIABILITIES AND MEMBER EQUITY

Accounts payable	$6,050	$-
Due to related party	700	-
Total current liabilities	6,750	-

Asset retirement obligation	676	644

Total liabilities	7,426	644

Member equity	19,529	26,327

Total liabilities and member equity	$26,955	$26,971

The accompanying notes are an integral part of these financial statements.

F-36

Jett Rink Oil, LLC

(A Development Stage Company)

Statements of Operations

For the six months ended June 30, 2010 and 2009

and for the period from January 1, 2008 (Inception) through June 30, 2010

	Six Months	Six Months	Cumulative
	Ended	Ended	Through
	June 30	June 30	June 30,
	2010	2009	2010

REVENUES - OIL AND GAS	$333	$304	$8,610

DIRECT OPERATING EXPENSES
Lease operating expenses	23	21	661
Depletion, depreciation and amortization	16	208	1,166
Accretion expense	32	23	115
Total direct operating expenses	71	252	1,942

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	262	52	6,668

General and administrative expenses	12,250	-	12,250

INCOME (LOSS) BEFORE TAXES	(11,988)	52	(5,582)

INCOME TAX EXPENSE	-	-	-

NET INCOME (LOSS)	$(11,988)	$52	$(5,582)

NET INCOME (LOSS) PER SHARE

Basic & Diluted	$(11,988)	$52	$(5,582)

The accompanying notes are an integral part of these financial statements.

F-37

Jett Rink Oil, LLC

(A Development Stage Company)

Statements of Changes in Member Equity

for the period from January 1, 2008 (Inception) through June 30, 2010

	Member Units
	Units	Amount	Total

Balance at January 1, 2008	-	$-	$-

Contributions of working interests from member	1	27,560	27,560

Distributions	-	(6,146)	(6,146)

Net income	-	5,373	5,373

Balance at December 31, 2008	1	$26,787	$26,787

Distributions	-	(1,493)	(1,493)

Net income	-	1,033	1,033

Balance at December 31, 2009	1	$26,327	$26,327

Contribution from member	-	5,500	5,500

Distributions	-	(310)	(310)

Net loss	-	(11,988)	(11,988)

Balance at June 30, 2010	1	$19,529	$19,529

The accompanying notes are an integral part of these financial statements

F-38

Jett Rink Oil, LLC

(A Development Stage Company)

Statements of Cash Flows

For the six months ended June 30, 2010 and 2009

and for the period from January 1, 2008 (Inception) through June 30, 2010

	Six Months	Six Months	Inception
	Ended	Ended	Through
	June 30	June 30	June 30
	2010	2009	2010

Cash flows from operating activities:
Net income (loss)	$(11,988)	$52	$(5,582)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depletion, depreciation and amortization	16	208	1,166

Accretion expense	32	23	115

Changes in assets and liabilities

Accounts payable	6,050	-	6,050

Net cash provided by (used in) operating activities	(5,890)	283	1,749

Cash flows from financing activities:
Contribution from member	5,500	-	5,500
Distributions to member	(310)	(283)	(7,949)
Advance from related party	700	-	700

Net cash provided by (used) in financing activities	5,890	(283)	(1,749)

Net change in cash and cash equivalents	-	-	-

Cash and cash equivalents at beginning of period	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-

Supplemental Disclosure:
Non-cash contribution of capital	$-	$-	$27,560

The accompanying notes are an integral part of these financial statements

F-39

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Six Months Ended June 30, 2010 and 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Jett Rink Oil, LLC (the “Company”) was organized as a Limited Liability Company (“LLC”) on January 11, 2010 under the laws of the State of Kansas.

Jett Rink has been engaged in the exploration, development, exploitation and production of oil and natural gas. Jett Rink sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State Oklahoma. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of Jett Rink to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

Jett Rink prepared these financial statements according to the instructions for Form 10-Q. Therefore, the financial statements do not include all disclosures required by generally accepted accounting principles. However, Jett Rink has recorded all transactions and adjustments necessary to fairly present the financial statements included in this Form 10-Q. The adjustments made are normal and recurring. The following notes describe only the material changes in accounting policies, account details or financial statement notes during the first six months of 2010. Therefore, please read these financial statements and notes to the financial statements together with the audited financial statements and notes thereto located elsewhere in this filing for the year ended December 31, 2009. The income statement for the six months ended June 30, 2010 cannot necessarily be used to project results for the full year.

Impairment of oil and gas properties

Impairment analysis is performed on an ongoing basis. In addition to using estimates of oil and gas reserve volumes in conducting impairment analysis, it is also necessary to estimate future oil and gas prices and costs, considering all available evidence at the date of review. The impairment evaluation triggers include a significant long-term decrease in current and projected prices or reserve volumes, an accumulation of project costs significantly in excess of the amount originally expected and historical and current negative operating losses. Although we evaluate future oil and gas prices as part of the impairment analysis, we do not view short-term decreases in prices, even if significant, as impairment triggering events.

Loss per share

Basic earnings per share amounts are calculated based on the weighted average number of member units outstanding during each period. Diluted earnings per share is based on the weighted average numbers of member units outstanding for the periods, including dilutive effects of equity options, warrants and other convertible instruments. Jett Rink did not have any dilutive securities outstanding during the six months ended June 30, 2010 and 2009 or during the cumulative period through June 30, 2010.

F-40

Jett Rink Oil, LLC

(A Development Stage Company)

Notes to the Financial Statements

For the Six Months Ended June 30, 2010 and 2009

NOTE 2 – LIQUIDITY AND CAPITAL RESOURCES

Jett Rink currently utilizes production revenues to fund their operating expenses incurred during the development stage. Jett Rink’s minimal cash flows from operations, projected cost of capital improvements of the Shilo wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern. Jett Rink plans to use additional equity financing through fiscal year 2010 to fund potential acquisitions and business expansion. Jett Rink believes that it has the ability to fund its operations through June 2011

NOTE 3 - MEMBERS’ EQUITY

Jett Rink had a single member during the cumulative period through June 30, 2010. All net income and losses earned during the cumulative period from inception was allocated to Jett Rink’s sole member. During the six months ended June 30, 2010, the sole member made a capital contribution to Jett Rink to fund consulting and professional fees incurred. During the six months ended June 30, 2010 and 2009, Jett Rink made distributions of $310 and $283 to its sole member, which was generated from the net operating results of their working interests in Shilo #1 and Shilo #2.

NOTE 4 – RELATED PARTY TRANSACTIONS

Substantially all of Jett Rink’s transactions during the cumulative period through June 30, 2010 were executed by its sole member with non-related parties. No revenues or expenses were transacted with related parties; however, all cash transactions were executed through the accounts of its sole member. During the six month period ended June 30, 2010, Jett Rink received a $700 advance from a related party, which was used to fund consulting expenses incurred.

NOTE 5 – SUBSEQUENT EVENTS

Jett Rink has evaluated and disclosed subsequent events through August 18, 2010, the date the financial statements were available for issuance and noted the following subsequent events.

On July 29, 2010, Jett Rink entered into a share exchange agreement with UTEC, Inc. (“UTEC”), a Nevada corporation whereby the Company acquired 10,000,000 shares of UTEC in exchange for all membership units of the Company. UTEC is a public reporting “shell company”, as defined by Rule 12b-2 of the Securities Exchange Act of 1934. Upon closing of the transaction, Jett Rink will become a wholly owned subsidiary of UTEC.

F-41

Exhibits

No.	Exhibits

3	Exchange Agreement (incorporated by reference to an exhibit to our current report on Form 8K filed on August 3, 2010).

3a	Amendment of Exchange Agreement (incorporated by reference to an exhibit to our current report on Schedule 14A filed on August 20, 2010).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 2nd day of March, 2012.

TIGER OIL AND ENERGY, INC.

By:	/s/ Kenneth B. Liebscher
Kenneth B. Liebscher, President and Chief Executive Officer

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EXHIBIT INDEX

No.	Exhibits

3	Exchange Agreement (incorporated by reference to an exhibit to our current report on Form 8K filed on August 3, 2010).

3a	Amendment of Exchange Agreement (incorporated by reference to an exhibit to our current report on Schedule 14A filed on August 20, 2010).

41